                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                   ARIBA, INC.
            (ORIGINALLY INCORPORATED ON SEPTEMBER 17, 1996 UNDER THE
                            NAME PROCURESOFT, INC.)


                                    ARTICLE I

     The name of the corporation is Ariba, Inc. (the "Corporation").

                                   ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The Corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Two Hundred Million (200,000,000), par value $.002 per share, and the number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000), par value $.002 per share.

     The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

                                    ARTICLE V

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     D. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Amended and Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

                                   ARTICLE VI

     A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders following the effectiveness of this Article, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders following the effectiveness of this Article and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders following the effectiveness of this Article. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

     C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE VII

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                  ARTICLE XIII

     The board of directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

                                   ARTICLE IX

     In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of Article I, Article II, and
Article III of this Amended and Restated Certificate of Incorporation. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Amended and Restated Certificate of Incorporation not specified in the preceding sentence.

                                     * * * *

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by a duly authorized officer of the Corporation this 28th day of June, 1999.



                                         /s/ Keith J. Krach
                                         --------------------------------------
                                         Keith J. Krach
                                         President and Chief Executive Officer

              CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION OF ARIBA, INC.

     Ariba, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

          RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by replacing the first paragraph of Article IV thereof so that such paragraph shall be and read as follows:

               "This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Six Hundred Million (600,000,000), par value $0.002 per share, and the number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000), par value $0.002 per share."

     SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law and the Amended and Restated Certificate of Incorporation of the Corporation by obtaining the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law.

     IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the Chief Executive Officer and the Secretary of the Corporation this 17th day of March, 2000.

                                  ARIBA, INC.


                                  By: /s/ Keith J. Krach
                                     ----------------------------------------
                                      Keith J. Krach, CHIEF EXECUTIVE OFFICER

ATTEST:


By: /s/ Edward P. Kinsey
    ---------------------------------
    Edward P. Kinsey, SECRETARY

                         CERTIFICATE OF AMENDMENT OF THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                                   ARIBA, INC.

     Ariba, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

          "RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by replacing the first paragraph of Article IV thereof so that such paragraph shall be and read as follows:

                "This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Six Hundred One Million Eight Hundred Thousand (601,800,000), par value $0.002 per share, and the number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000), par value $0.002 per share."

     SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining a vote of at least sixty-six and two-thirds percent (66 2/3%) of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation has been signed by the Chief Executive Officer and the Secretary of the Corporation this 8th day of November, 2000.


                                    ARIBA, INC.


                                    By:/s/ Keith J. Krach
                                       -----------------------------------------
                                        Keith J. Krach, CHIEF EXECUTIVE OFFICER

ATTEST:


By: /s/ Edward P. Kinsey
    ----------------------------------------
    Edward P. Kinsey, SECRETARY

                 CORRECTED CERTIFICATE OF CERTIFICATE AMENDMENT

                                     OF THE

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                                   ARIBA, INC.


         Pursuant to Section 103 of the Delaware General Corporation Law

     A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Ariba, Inc. (the "Certificate") was filed with the Delaware Secretary of State on November 8, 2000. The document needs to be corrected in as it was incorrectly filed with the incorrect number of shares of Common Stock authorized to be issued as 601,800,000. The correct number of shares of Common Stock authorized to be issued is 1,500,000,000.

     The document in its corrected form is set forth in its entirety as set forth in EXHIBIT A.

     In Witness Whereof, this Corrected Certificate is executed on behalf of the Corporation by Keith J. Krach, its Chief Executive Officer, this 22nd day of December, 2000.



                                      /s/ Keith J. Krach
                                      -----------------------------------------
                                      Keith J. Krach, Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                         CERTIFICATE OF AMENDMENT OF THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                                   ARIBA, INC.

     Ariba, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

          "RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by replacing the first paragraph of Article IV thereof so that such paragraph shall be and read as follows:

                "This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is One Billion Five Hundred Million (1,500,000,000), par value $0.002 per share, and the number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000), par value $0.002 per share."

     SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining a vote of at least sixty-six and two-thirds percent (66 2/3%) of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation has been signed by the Chief Executive Officer and the Secretary of the Corporation this 8th day of November, 2000.


                                   ARIBA, INC.


                                   By:/s/ Keith J. Krach
                                      -----------------------------------------
                                       Keith J. Krach, CHIEF EXECUTIVE OFFICER

ATTEST:


By: /s/ Edward P. Kinsey
    ----------------------------------------
    Edward P. Kinsey, SECRETARY